Exhibit 99.1
SANGAMO THERAPEUTICS REPORTS BUSINESS HIGHLIGHTS AND
THIRD QUARTER 2020 FINANCIAL RESULTS

Conference Call and Webcast Scheduled for 5:00 p.m. Eastern Time

Brisbane, California, November 4, 2020 – Sangamo Therapeutics, Inc. (Nasdaq: SGMO), a genomic medicine company, today reported third quarter 2020 financial results and recent business highlights.

“We are pleased with the clinical execution momentum across our portfolio, including the first patient dosed in the registrational AFFINE study of our investigational hemophilia A gene therapy partnered with Pfizer, as well as dosing of the first two patients in the Phase 1/2 STAAR study evaluating our Fabry disease gene therapy,” said Sandy Macrae, CEO of Sangamo. “We also continue to advance our research projects, exemplified by the completion of our research activities in our ALS program partnered with Pfizer.”

Business Updates

•Earned a $30 million milestone from Pfizer for the dosing of the first patient in the registrational Phase 3 AFFINE study of investigational hemophilia A gene therapy giroctocogene fitelparvovec (SB-525).
•Pfizer provided updated data from the Phase 1/2 Alta study of giroctocogene fitelparvovec demonstrating tolerability, clinically meaningful factor levels with no bleeds and no prophylactic factor use through up to 85 weeks in the longest patient treated in the highest dose cohort.
•Completed dosing of the first two patients in our Phase 1/2 STAAR study evaluating our investigational ST-920 gene therapy in Fabry disease.
•Received additional regulatory approvals supporting the first-in-human Phase 1/2 STEADFAST study evaluating our CAR-Treg product candidate TX200 in kidney transplantation.
•Completed our research activities in our collaboration with Pfizer to develop gene regulation therapies using zinc finger protein transcription factors for the treatment of C9ORF72-related Amyotrophic Lateral Sclerosis (ALS). Earned a $5 million milestone related to the program.
•Appointed Dr. Kenneth Hillan MB ChB, to our Board of Directors.

Third Quarter 2020 Financial Results

Cash, cash equivalents and marketable securities were $694.6 million as of September 30, 2020, compared to $384.3 million as of December 31, 2019. The balance at the end of the third quarter includes the previously announced $75.0 million upfront license fee from Novartis. We expect to receive the $35 million in milestone payments from Pfizer in the fourth quarter.

Consolidated net loss attributable to Sangamo for the third quarter ended September 30, 2020 was $1.6 million, or $0.01 per share, compared to a net loss of $27.3 million, or $0.24 per share, for the same period in 2019. Revenues for the third quarter ended September 30, 2020 were $57.8 million, compared to $22.0 million for the same period in 2019.

Total operating expenses were $61.5 million for the third quarter ended September 30, 2020, compared to $51.2 million for the same period in 2019. Non-GAAP operating expenses, which exclude stock-based compensation expense, were $54.8 million for the third quarter ended September 30, 2020, compared to $46.5 million for the same period in 2019. The increase in operating expenses reflects our headcount growth and facilities expansion to support the advancement of our therapeutic pipeline and manufacturing capabilities. These increases were partially offset by a decrease in clinical and manufacturing supply expenses.

Revised Financial Guidance for 2020

We are revising our full year operating expense guidance initially provided on February 28, 2020 and revised on August 5, 2020 as follows:

Conference Call

Sangamo will host a conference call today, November 4, 2020, at 5:00 p.m. Eastern Time, which will be open to the public. The call will also be webcast with live Q&A and can be accessed via a link on the Sangamo Therapeutics website in the Investors and Media section under Events and Presentations.

The conference call dial-in numbers are (877) 377-7553 for domestic callers and (678) 894-3968 for international callers. The conference ID number for the call is 2575067. Participants may access the live webcast via a link on the Sangamo Therapeutics website in the Investors and Media section under Events and Presentations. A conference call replay will be available for one week following the conference call. The conference call replay numbers for domestic and international callers are (855) 859-2056 and (404) 537-3406, respectively. The conference ID number for the replay is 2575067.

About Sangamo Therapeutics

Sangamo Therapeutics is committed to translating ground-breaking science into genomic medicines with the potential to transform patients’ lives using gene therapy, ex vivo gene-edited cell therapy, and in vivo genome editing and genome regulation. For more information about Sangamo, visit www.sangamo.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding Sangamo’s current expectations. These forward-looking statements include, without limitation, statements relating to the potential clinical benefits and long-term durability of SB-525 therapy, anticipated plans and timelines of Sangamo and its collaborators for conducting clinical trials, the potential to receive milestone payments under our collaborations with Pfizer and the timing of such payments, Sangamo’s financial resources and expectations, Sangamo’s 2020 financial guidance related to GAAP and non-GAAP total operating expenses and stock-based compensation and other statements that are not historical fact. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to the effects of the evolving COVID-19 pandemic and the impacts of the pandemic on the global business environment, healthcare systems and business and operations of Sangamo and its collaborators, including the initiation and operation of clinical trials; the research and development process; the uncertain timing and unpredictable results of clinical trials, including whether final clinical trial data will validate the safety and efficacy of product candidates; the regulatory approval process for clinical trials and product candidates; the manufacturing of products and product candidates; the commercialization of approved products; the potential for technological developments that obviate technologies used by Sangamo and its collaborators; the potential for Sangamo or its collaborators to breach or terminate collaboration agreements; the potential for Sangamo to fail to realize its expected benefits of its collaborations; and Sangamo’s ability to achieve expected future financial performance.

There can be no assurance that Sangamo and its collaborators will be able to develop commercially viable products. Actual results may differ from those projected in forward-looking statements due to risks and uncertainties that exist in the operations and business environments of Sangamo and its collaborators. These risks and uncertainties are described more fully in Sangamo’s Securities and Exchange Commission filings and reports, including in Sangamo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. Forward-looking statements contained in this announcement are made as of this date, and Sangamo undertakes no duty to update such information except as required under applicable law.

Non-GAAP Financial Measures

To supplement Sangamo’s financial results and guidance presented in accordance with GAAP, Sangamo presents non-GAAP total operating expenses, which exclude stock-based compensation expense from GAAP total operating expenses. Sangamo believes that this non-GAAP financial measure, when considered together with its financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare Sangamo’s results from period to period and to its forward-looking guidance, and to identify operating trends in Sangamo’s business. Sangamo has excluded stock-based compensation expense because it is a non-cash expense that may vary significantly from period to period as a result of changes not directly or immediately related to the operational performance for the periods presented. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Sangamo encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP financial information, to more fully understand Sangamo’s business.

Contact

Investor Relations & Media Inquiries
Aron Feingold
628.252.7494
afeingold@sangamo.com
-more-

SELECTED CONDENSED CONSOLIDATED FINANCIAL DATA
(unaudited; in thousands, except per share data)

Statement of Operations Data:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$57,763	$21,958	$92,392	$47,577
Operating expenses:
Research and development	45,287	36,288	128,289	107,593
General and administrative	16,177	14,918	50,223	46,633
Total operating expenses	61,464	51,206	178,512	154,226
Loss from operations	(3,701)	(29,248)	(86,120)	(106,649)
Interest and other income, net	2,430	1,887	5,910	6,729
Loss before taxes	(1,271)	(27,361)	(80,210)	(99,920)
Income tax expense	(237)	—	(237)	—
Net loss	(1,508)	(27,361)	(80,447)	(99,920)
Net income (loss) attributable to non-controlling interest	42	(54)	(55)	(179)
Net loss attributable to Sangamo Therapeutics, Inc. stockholders	$(1,550)	$(27,307)	$(80,392)	$(99,741)
Basic and diluted net loss per share attributable to Sangamo Therapeutics Inc. stockholders	$(0.01)	$(0.24)	$(0.61)	$(0.90)
Shares used in computing basic and diluted net loss per share attributable to Sangamo Therapeutics, Inc. stockholders	141,100	115,710	132,079	110,837

Balance Sheet Data:
	September 30, 2020	December 31, 2019
Cash, cash equivalents and marketable securities	$694,588	$384,306
Total assets	963,710	637,516
Total stockholders’ equity	520,881	432,739
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